SECRETARY OF STATE                                  FILED
State of Wyoming                            SEP 12 95 3 0 3 2 9 8
The Capitol                                        WYOMING
Cheyenne, WY 82002-0020                      SECRETARY OF STATE

ARTICLES OF INCORPORATION

I.       Corporate Name:   DIVERSIFIED TECHNOLOGIES. INC.
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

II. Number and class of shares which the corporation is authorized to issue that together have unlimited voting rights:

         70,000,000
         ----------------------------------------------------------------------

         Number and class of shares which are entitled to receive the net assets of the corporation upon dissolution: (This class of shares may also be the class of shares that together have unlimited voting rights.)

         70,000,000
         ----------------------------------------------------------------------

III.     The registered agent and street address of its registered office are:

         REGISTERED AGENCY SERVICES, INC.
         ----------------------------------------------------------------------

         1912 CAPITOL AVENUE
         ----------------------------------------------------------------------

         CHEYENNE, WY  82001
         ----------------------------------------------------------------------

         (The registered agent may be an individual who resides in this state, a domestic corporation or a not-for-profit domestic corporation, or a foreign corporation or not-for-profit foreign corporation authorized to transact business in this state whose business office is identical with the registered office.)

IV.      The name and address of the incorporator is:

         J.R. NELSON
         ----------------------------------------------------------------------

         6521 W. CALHOUN PL
         ----------------------------------------------------------------------

         LITTLETON, CO  80123
         ----------------------------------------------------------------------

                                                     Signed /s/ J. R. Nelson
                                                            --------------------
                                                     Dated   6/11/95
                                                            --------------------

For name availability purposes, list the type of business the corporation will be conducting:

Waste Management/Public utilities/treatment of waste/waste water grease and related materials that need treatment prior to being put back into environment.

********************************************************************************

INSTRUCTIONS:

     Filing Fee: $90.00

     (1) The Articles of Incorporation shall be accompanied by a written consent to appointment executed by the registered agent.

     (2) Articles of Incorporation shall be accompanied by one (1) exact or conformed copy.

Secretary of State
State of Wyoming
The Capitol
Cheyenne, Wy  82002

                                   CONSENT TO
                        APPOINTMENT BY REGISTERED AGENT


1. Registered Agency Services, Inc. voluntarily consents to serve as the registered agent for DIVERSIFIED TECHNOLOGIES, INC., a Wyoming corporation, on the date shown below;

2.   The registered agent certifies that it is:

     (a) An individual who resides in this state and whose business office is identical with the registered office;

          or

     (b) A domestic corporation or not-for-profit foreign corporation authorized to transact business in this state whose business office is identical with the registered office.

3. The undersigned knows and understands the duties of a registered agent as set forth in the 1989 Wyoming Business Corporation Act.

Dated:   September 12, 1995.
                                    REGISTERED AGENCY SERVICES, INC.



                                    BY: /s/ Jo Lyn Jordan
                                        -----------------------------------
                                        JO LYN JORDAN, VICE-PRESIDENT


                           [Stamped Certification of
                               STATE OF WYOMING,
                               Secretary of State
                         appears on original document.]

95-303298-D           CERTIFICATE OF AMENDMENT                 FILED
                                 to                    JUN 10 98 3 3 4 9 5 3
                     ARTICLES OF INCORPORATION                WYOMING
                                 of                      SECRETARY OF STATE
                   DIVERSIFIED TECHNOLOGIES, INC.
                      (A Wyoming Corporation)

         DIVERSIFIED TECHNOLOGIES, INC., a corporation organized on September 12, 1995, and existing under and by virtue of the Wyoming Business Corporation Act, DOES HEREBY CERTIFY THAT:

         A. The name of this corporation is DIVERSIFIED TECHNOLOGIES, INC.

         B. The Board of Directors of this corporation, by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth a proposed amendment of the Articles of Incorporation of the corporation, declaring such amendment to be advisable and directing that the proposal be placed before the shareholders of the corporation for consideration thereof. The text of the amendment, consisting of Articles FIRST through ELEVENTH within quotation marks, is as follows.

         RESOLVED, that the following amendment shall supersede the original Articles of Incorporation of this corporation and all amendments and supplements thereto:

         FIRST. The name of this Corporation is DIVERSIFIED TECHNOLOGIES, INC.

         SECOND. The purpose of the Corporation is to engage in any lawful act or activity or activities, in Wyoming, the United States of America and elsewhere in the world, for which corporations may be organized under the Wyoming Business Corporation Act, and may hold, purchase, mortgage, lease and convey real and personal property in any of such places. The Corporation shall have perpetual duration.

         [On original document, the following stamp appears over text:

                                              RECEIVED
                                               WYOMING
                                          SECRETARY OF STATE

                                          98 JUN 10 AM11:44]

                                {CAPITAL STOCK}

         THIRD. The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is SEVENTY MILLION (70,000,000), FIFTY MILLION (50,000,000) shares without par value shall be of a class designated "Common Stock" (or "Common Shares"), and TWENTY MILLION (20,000,000) shares without par value shall be of a class designated "Preferred Stock" (or "Preferred Shares"). All shares of the Corporation shall be issued for such consideration or considerations as the Board of Directors may from time to time determine. The designations, voting powers, preferences, optional or other special rights and qualifications, limitations, or restrictions of the above classes of stock shall be as follows:

                               I. PREFERRED STOCK

         (a) Issuance in Series. Shares of Preferred Stock may be issued in one or more classes or series at such time or times as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

         (b) Authority of Board for Issuance. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the issuance of any class or series of Preferred Stock, the designation of such classes and series and the powers, preferences and rights of the shares of such classes or series, and the qualifications, limitations or restrictions thereof, including the following:

                  1. The distinctive designation and number of shares comprising such class or series, which number may (except where otherwise provided by the Board of Directors in creating such class or series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

                  2. The rate of dividend, if any, on the shares of that class or series, whether dividends shall be cumulative and, if so, from which date or dates, the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other class or series;

                  3. Whether the shares of that class or series shall be redeemable at the option of the Corporation or at the option of the holder or other person or upon the occurrence of a designated event and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and different redemption dates;

                  4. Whether that class or series shall have a sinking fund for the redemption or purchase of shares of that class or series and, if so, the terms and amounts payable into such sinking fund;

                  5. The rights to which the holders of the shares of that class or series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, relative rights of priority; if any, of payment of shares of that class or series;

                  6. Whether the shares of that class or series shall be convertible into or exchangeable for shares of stock of any class or any other series of Preferred Stock and, if so, the terms and conditions of such conversion or exchange, including the method of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

                  7. Whether the issuance of any additional shares of such class or series, or of any shares of any other class or series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other class or series;

                  8. Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such class or series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of the Corporation's Charter, as from time to time amended, and to the full extent now or hereinafter permitted by the laws of Wyoming.

(c) Dividends. Payment of dividends shall be as follows:

                  1. The holders of Preferred Stock of each class or series, in preference to the holders of Common Stock, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, all dividends, at the rate for such class or series fixed in accordance with the provisions of this Article THIRD and no more;

                  2. Dividends may be paid upon, or declared or set aside for, any class or series of Preferred Stock in preference to the holders of any other class or series of Preferred Stock in the manner determined by the resolutions of the Board of Directors authorizing and creating such class or series;

                  3. So long as any shares of Preferred Stock shall be outstanding, in no event shall any dividend, whether in cash or in property, be paid or declared nor shall any distribution be made, on the Common Stock, nor shall any shares of Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless all dividends on all cumulative classes and series Preferred Stock with respect to all past dividend periods, and unless all dividends on all classes and series of Preferred Stock for the then current dividend period shall have been paid or declared, and provided for, and unless the Corporation shall not be in default with respect to any of its obligations with respect to any sinking fund for any class or series of Preferred Stock. The foregoing provisions of this subparagraph (3) shall not, however, apply to any dividend payable in Common Stock;

                  4. No dividend shall be deemed to have accrued on any share of Preferred Stock of any series with respect to any period prior to the date of the original issue of such share or the dividend payment date immediately preceding or following such date of original issue, as may be provided in the resolutions of the Board of Directors creating such class or series. Preferred Stock shall not be entitled to participate in any dividends declared and paid on Common Stock, whether payable in cash, stock or otherwise. Accruals of dividends shall not pay interest.

         (d) Dissolution or Liquidation. In the event of any voluntary or involuntary liquidation, dissolution of assets or winding-up of the Corporation, the holders of the shares of each class or series of Preferred Stock then outstanding shall be entitled to receive out of the net assets of the Corporation, but only in accordance with the preferences, if any, provided for such series, before any distribution or payment shall be made to the holders of Common Stock, the amount per share fixed by the resolution or resolutions of the Board of Directors to be received by the holder of each such share on such voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, as the case may be. If such payment shall have been made in full to the holders of all outstanding Preferred Stock of all classes and series, or duly provided for, the remaining assets of the Corporation shall be available for distribution among the holders of Common Stock as provided in this Article THIRD. If upon any such liquidation, dissolution, distribution of assets or winding-up, the net assets of the Corporation available for distribution among the holders of any one or more classes or series of Preferred Stock which (i) are entitled to a preference over the holders of Common Stock upon such liquidation, dissolution, distribution of assets or winding-up, and (ii) rank equally in connection therewith, shall be insufficient to make payment for the preferential amount to which the holders of such shares shall be entitled, then such assets shall be distributed among the holders of each such series of Preferred Stock ratably according to the respective amounts to which they would be entitled in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

         Neither the consolidation nor merger of the Corporation, nor the exchange, sale, lease or conveyance (whether for cash, securities or other property) of all, substantially all or any part of its assets, shall be deemed a liquidation, dissolution, distribution of assets or winding-up of the Corporation within the meaning of this provision.

         (e) Voting Rights. Except to the extent otherwise required by law or provided in the resolution of the Board of Directors adopted pursuant to authority granted in this Article THIRD, the shares of Preferred Stock shall have no voting power with respect to any matter whatsoever. The Board of Directors may determine whether the shares of any class or series shall have limited, contingent, full or no voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights. Whenever holders of Preferred Stock are entitled to vote on a matter, each holder of record of Preferred Stock shall be entitled to one vote for each share standing in his name on the books of the Corporation and entitled to vote.

                                II. COMMON STOCK

         (a) Issuance. The Common Stock may be issued from time to time in one or more classes or series in any manner permitted by law, as determined by the Board of Directors and stated in the resolution or resolutions providing for issuance thereof. Each class or series shall be appropriately designated, prior to issuance of any shares thereof, by some distinguishing letter, number or title. All shares of each class or series of Common Stock shall be alike in every particular and shall be of equal rank and have the same power, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions, if any.

         (b) Voting Powers. The Common Stock may have such voting powers (full, limited, contingent or no voting powers), such designations, preferences and relative, participating, optional or other special rights, and be subject to such qualifications, limitations and restrictions, as the Board of Directors shall determine by resolution or resolutions. Unless otherwise resolved by the Board of Directors at the time of issuing Common Shares, (i) each Common Share shall be of the same class, without any designation, preference or relative, participating, optional or other special rights, and subject to no qualification, limitation or restriction, and (ii) Common Shares shall have unlimited voting rights, including but not limited to the right to vote in elections for directors, and each holder of record of Common Shares entitled to vote shall have one vote for each share of stock standing in his name on the books of the Corporation and entitled to vote.

         (c) Dividends. After the requirements with respect to preferential dividends, if any, on Preferred Stock, and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any class or series of Preferred Stock, then and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

         (d) Dissolution or Liquidation. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock respectively held by them.

         (e) Convertibility. Common Shares or other shares of any class or series may be made convertible into or exchangeable for, at the option of the Corporation or the holder or upon the occurrence of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of shares of the Corporation, at such price or prices or at such rate or rates of exchange and with such adjustments as shall be set forth in the resolution or resolutions providing for the issuance of such convertible or exchangeable shares adopted by the Board of Directors.

         (f) Redeemability. Common Shares may be made redeemable at the option of the Corporation or upon the occurrence of a designated event, if and to the extent now or subsequently allowed by the Wyoming Business Corporation Act, as such law may subsequently be amended, and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable, the amount per share payable in case of redemption and any variance in the amount or amounts payable, among other terms, conditions and limitations which may be imposed, may be fixed and established by the Board of Directors in the resolution or resolutions authorizing the issuance of redeemable Common Shares. Any such redemption may be made without the vote or approval of shareholders.

                              III. GENERAL MATTERS

         (a) Capital. The portion of the consideration received by the Corporation upon issuance of any of its shares that shall constitute "capital" within the meaning of the Wyoming Business Corporation Act shall be (1) in the case of par-value shares, the par value thereof, and (2) in the case of shares without par value, the stated value of such shares as determined by the Board of Directors at the time of issuance; provided, that if no stated value is determined at the time that no-par-value shares are issued, the entire consideration to be received for the shares shall constitute capital.

         (b) Fully Paid and Nonassessable. Any and all shares of Common or Preferred Stock issued by the Corporation for which not less than the portion of the consideration to be received determined to be "capital" has been paid to the Corporation, provided the Corporation has received a promissory note or other binding legal obligation of the purchaser to pay the balance thereof, shall be deemed fully paid and nonassessable shares.

         (c) Amendment of Shareholder Rights. So long as no shares of any class or series established by resolution of the Board of Directors have been issued, the voting rights, designations, preferences and relative, optional, participating or other rights of these shares may be amended by resolution of the Board of Directors.

         (d) Status of Certain Shares. Shares of Preferred or Common Stock which have redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been reacquired in any other manner, shall have the status of authorized and unissued shares and may be reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided herein or in the resolution authorizing and establishing the shares.

                            {VOTING OF SHAREHOLDERS}

         FOURTH. The following provisions are hereby adopted for the purpose of regulating certain matters relating to the voting of shareholders of the
Corporation:

         (a) Definitions. Whenever the term "total voting power" appears in these Articles, it shall mean all shares of the Corporation entitled to vote at a meeting or on a question presented for shareholder approval, and of every class or series of shares entitled to vote by class or series. Whenever the term "votes cast" appears in these Articles, it shall mean the total number of voting shares of the total voting power which were unequivocally voted in favor of or against a director standing for election or a matter presented for shareholder approval at a legal meeting which commenced with a quorum.

         (b) Quorum. A majority of the total voting power, or where a separate vote by class or series is required, a majority of the voting shares of each such class or series, represented in person or by proxy, shall constitute a quorum at any meeting of the Corporation's shareholders.

         (c) Vote Required. Any action to be taken by the Corporation's shareholders at any valid meeting at which a quorum is present shall require the affirmative vote only a majority of the votes cast, except where these Articles or the Corporation's Bylaws then in effect requires the affirmative vote of a higher proportion of the votes cast or requires the affirmative vote of a proportion of the total voting power, and except where the Wyoming Business Corporation Act specifically requires the affirmative vote of a majority of all the votes entitled to be cast. Directors shall be elected by plurality vote. Abstentions from voting shall not be considered in the tallying of votes. Nothing contained in this Article FOURTH shall affect the voting rights of holders of any class or series of shares entitled to vote as a class or by series. The Bylaws may provide for the vote necessary at any adjournment of a duly called meeting for which a quorum was not obtained.

         (d) Manner of Voting; Etc. The vote of shareholders may be taken at a meeting by a show of hands or other method authorized by the Board of Directors. Written ballots shall be used only upon authorization of the Board of Directors or as provided in the Corporation's Bylaws. Cumulative voting shall not be allowed in the election of directors.

         (e) Action Without Meeting. Any action by the shareholders may be taken by written consent, in lieu of a meeting and without prior notice or vote, by the holders of the total voting power. The manner of obtaining any such written consent shall be governed by the Corporation's Bylaws.

         (f) Shareholder Ratification. Any contract, transaction, or act of the Corporation or of the directors which shall be ratified by vote of the shareholders at any annual meeting, or at any special meeting called for such purpose, or by means of a written consent in lieu of a meeting signed by the shareholders, shall so far as permitted by law be as valid and as binding as though ratified by every shareholder of the Corporation.

               {CONCERNING SHAREHOLDERS, DIRECTORS AND OFFICERS}

         FIFTH.   The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors, officers and shareholders:

         (a) Number of Directors. The number of Directors shall be as fixed in the Bylaws. In the absence of such provision in the Bylaws, the Corporation shall have THREE Directors. Directors shall be elected by plurality vote and need not be elected by written ballot, except as prescribed in the Bylaws.

         (b) Removal of Directors. A director of the Corporation, or the entire Board of Directors of the Corporation, may be removed by the shareholders, with or without cause, upon the affirmative vote of the holders of a majority of the total voting power, without considering the vote of the director sought to be removed.

         (c) Removal of Officers and Employees. Unless the Bylaws otherwise provide, any officer or employee of the Corporation (other than a director) may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the Bylaws or by authority of the Board of Directors, without prejudice, however, to existing contractual rights.

         (d) Corporate Opportunities. The officers, directors and other members of management of the Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to any business opportunity (i) of a type falling within the regular business or operations of the Corporation, or
(ii) in which the Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors, as evidenced by resolutions appearing in the Corporation's minutes. All such business opportunities which come to the attention of the officers, directors, and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it, and only thereafter may any officer, director or other member of management avail himself of such opportunity. The provisions of this paragraph shall not be construed to release any employee of the Corporation from any fiduciary duties which he may have to the Corporation.

                                    {BYLAWS}

         SIXTH. The initial Bylaws of the Corporation may be adopted by its Board of Directors. The power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, subject to the right of the shareholders to alter, amend or repeal such Bylaws or adopt new Bylaws. The Bylaws may not contain any provision inconsistent with law or these Articles.

              {INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS}

         SEVENTH. The following provisions are hereby adopted for the purpose of defining and regulating certain rights of directors, officers and others in respect of indemnification and related matters.

         (a) Actions, Suits or Proceedings Other than by or in the Right of the Corporation. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), whether formal or informal by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nob contendere or its equivalent, shall not, of itself, be determinative that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or that, with respect to any criminal proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (b) Actions or Suits by or in the Right of the Corporation. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including amounts paid in settlement and attorney's fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

         (c) Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article SEVENTH, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article SEVENTH, or in defense of any claim, issue or matter therein, he may be indemnified against all costs, charges and expenses (including attorney's fees) actually and reasonably incurred by him or on his behalf in connection therewith.

         (d) Determination of Right to Indemnification. Indemnification under Sections (a) and (b) of this Article SEVENTH (unless ordered by a court) shall only be made by the Corporation if a determination is made (i) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to such action, suit or proceeding, or (ii) by independent legal counsel in a written opinion, selected by the majority vote of a quorum of the Board of Directors or (ill) by the shareholders, not counting votes owned or voted under the control of directors who are at the time parties to such action, suit or proceeding, that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections (a) and (b) of this Article SEVENTH.

         (e) Advances of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys fees) incurred by a person referred to in Sections
(a) or (b) of this Article SEVENTH in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only (i) upon receipt of a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section (a) and (b) of this Article SEVENTH,
(ii) upon receipt of a written undertaking, executed personally or on his behalf, to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article, which shall be an unlimited obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment and (iii) upon a determination made in the manner set forth in Section (d) of this Article SEVENTH that the facts then known to those making the determination would not preclude indemnification under this Article SEVENTH. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors by majority vote of a quorum deems appropriate. The Board of Directors by a majority vote of a quorum may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

         (f) Procedure for Indemnification. Any indemnification under Sections
(a), (b) and (c), or advance of costs, charges and expenses under Section (e) of this Article SEVENTH, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section (e) of this Article SEVENTH where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections (a) or (b) of this Article SEVENTH, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections (a) or (b) of this Article SEVENTH, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (g) Settlement. If in any action, suit or proceeding, including any appeal, within the scope of Sections (a) or (b)of this Article SEVENTH, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof, then, notwithstanding any other provision hereof, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses by such person prior to the time such settlement could reasonably have been effected.

         (h) Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of shareholders or disinterested directors or otherwise, both as to any action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article SEVENTH is in effect. Any repeal or modification of this Article SEVENTH or any repeal or modification of relevant provisions of the Wyoming Business Corporation Act or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder. This Article SEVENTH shall be binding upon any successor corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

         (i) Exceptions to Indemnification Right. Notwithstanding any other language in this Charter, the Corporation shall not be obligated pursuant to the terms of this Charter:

                  1. Claims Initiated by Indemnitee. To indemnify or advance expenses to any person with respect to proceedings or claims initiated or brought voluntarily by him or her and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Charter or any other statue or law or otherwise as required under the Wyoming Business Corporation Act, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate; or

                  2. Lack of Good Faith. To indemnify any person for any expenses incurred by him or her with respect to any proceeding instituted by him or her to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by him or her in such proceeding was not made in good faith or was frivolous;

                  3. Insured Claims. To indemnify any person for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to him or her by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Corporation.

                  4. Claims Under Section 16(b). To indemnify any person for expenses or the payment of profits arising from the purchase and sale by him or her of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar or successor statute.

         (j) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article SEVENTH; provided, however, that such insurance is available on acceptable terms, which determination shall be made by the Board of Directors by majority vote of a quorum.

         (k) Savings Clause. If this Article SEVENTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation (i) shall nevertheless indemnify each director and officer of the Corporation and (ii) may nevertheless indemnify each employee and agent of the Corporation, as to any cost, charge and expense (including attorney's fees), judgment, fine and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article SEVENTH that shall not have been invalidated and to the full extent permitted by applicable law.

         (l) Amendment. The affirmative vote of at least a majority of the total voting power shall be required to amend, repeal, or adopt any provision inconsistent with, this Article SEVENTH. No amendment, termination or repeal of this Article SEVENTH shall affect or impair in any way the rights of any director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or appeal.

         (m) Subsequent Legislation. If the Wyoming Business Corporation Act is amended after adoption of this Charter to further expand the indemnification permitted to directors, officers, employees or agents of the Corporation, then the Corporation shall have the power to indemnify such persons to the fullest extent permitted by the Wyoming Business Corporation Act, as so amended.

         (n) Restriction. Notwithstanding any other provision hereof whatsoever, no person shall be indemnified under this Article SEVENTH who is adjudged liable for (i) a breach of duty to the Corporation or its shareholders that resulted in personal enrichment to which he was not legally entitled, (ii) intentional fraud or dishonesty or illegal conduct, or (ii) for any other cause prohibited by applicable state or federal law, unless a court determines otherwise.

                       {EXCLUSION OF DIRECTOR LIABILITY}

         EIGHTH. As authorized by Section 17-16-834 of the Wyoming Business Corporation Act, no director of the Corporation shall be personally liable to the Corporation or any shareholder thereof for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of a Director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ill) for acts in violation of Section 17-16-833 of the Wyoming Business Corporation Act, as it now exists or may hereafter be amended, or (iv) for any transaction from which the director derives an improper personal benefit. This Article EIGHTH shall apply to a person who has ceased to be a director of the Corporation with respect to any breach of fiduciary duty which occurred when such person was serving as a director. This Article EIGHTH shall not be construed to limit or modify in any way any director's right to indemnification or other right whatsoever under these Articles, the Corporation's Bylaws or the Wyoming Business Corporation Act.

         If the Wyoming Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of the Corporation's directors, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the Wyoming Business Corporation Act as so amended. Any repeal or modification of this Article EIGHTH by the shareholders shall be prospective only and shall not adversely affect any limitation on the personal liability of any director existing at the time of such repeal or modification.

         NINTH. The Corporation expressly elects not to be governed by Sections 17-18-105 through 17-18-111 of the Wyoming Business Corporation Act, as it now exists or hereafter may be amended, or any successor or similar statute relating to business combinations. The affirmative vote of at least a majority of the total voting power is necessary to repeal, amend or adopt any provision inconsistent with this Article NINTH.

                     {CERTAIN POWERS RESERVED TO DIRECTORS}

         TENTH. The Corporation hereby reserves solely to the Board of Directors the power and authority to borrow from time to time on behalf and in the name of the Corporation and to determine the amount, terms, provisions and conditions of any such borrowing; and in connection therewith to create, issue and deliver instruments of indebtedness, including but not limited to promissory notes, bonds, debentures and similar instruments containing such terms, provisions and conditions as the Board of Directors deems necessary or advisable in its sole discretion.

         In connection with the creation, issuance or delivery of any such form or evidence of indebtedness, there is also reserved solely to the Board of Directors the power and authority to create, enter into and execute indentures of trust, conveyances, mortgages and similar instruments containing such terms, provisions and conditions as the Board of Directors deems necessary or advisable in its sole discretion; and, without need of prior or subsequent shareholder approval, to pledge, mortgage or convey any or all property, assets, rights, privileges or franchises now or hereafter belonging to the Corporation in order to secure the payment when due of the principal, interest and other charges due upon any such promissory notes, bonds or debentures or other obligations or evidences of indebtedness of the Corporation; and to create, issue and deliver additional amounts or series of obligations under the terms of any such indenture, conveyance or mortgage after creation and issuance of the original obligations thereunder. Any form of indebtedness authorized by the Board of Directors may be made convertible into Common Stock or other securities of the Corporation and may be made redeemable at such time and on such terms (including the use of a sinking fund or similar arrangement) as the Board of Directors deems necessary or advisable in its sole discretion.

         The affirmative vote of a majority of the total voting power shall be required to amend, repeal or adopt any provision inconsistent with this Article TENTH.

                                  {AMENDMENT}

         ELEVENTH. The Corporation reserves the right to amend, restate or repeal any provision contained in these Articles, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders are granted subject to this reservation. The affirmative vote of a majority of the votes cast is necessary to amend or restate provisions of these Articles, except such provisions which expressly require a higher proportion of the votes cast or require the affirmative vote of a proportion of the total voting power.

                            -----------------------
                                END OF AMENDMENT
                            -----------------------

         C. This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

         D. Pursuant to resolution of the Company's Board of Directors, the foregoing Certificate of Amendment was duly approved by affirmative vote of the holders of 909,000 shares of the Company's 1,000,000 shares of capital stock outstanding and entitled to vote on the proposed amendment, and therefore sufficient for approval, all in accordance with the Wyoming Business Corporation Act and the existing Articles of Incorporation and bylaws of the Company.

         E. This foregoing amendment was duly adopted on May 15, 1998 in accordance with the provisions of Section 17-16-1003 of the Wyoming Business Corporation Act.

         IN WITNESS WHEREOF, this corporation has caused this Certificate of Amendment to be signed by its President, and attested by its Secretary, this 15th day of May, 1998.


                                               DIVERSIFIED TECHNOLOGIES, INC.




ATTEST:                                        By /s/ Jerry Nelson
                                                  -----------------------------
                                                  Jerry Nelson, President




By /s/ Elisabeth M. Crosse
   -------------------------------
   Elisabeth M. Crosse, Secretary

[Diversified Technologies, Inc.
Corporate Seal of Wyoming
1995 - appears on original document]

95-303298-D                                                     FILED
                                                        JUN 16 98 3 3 5 1 3 1
                                                               WYOMING
                                                             SECRETARY OF
                                                                STATE

             -------------------------------------------------------

             D I V E R S I F I E D  T E C H N O L O G I E S, I N C.

             -------------------------------------------------------


                            CERTIFICATE OF AMENDMENT
                                       to
                           ARTICLES OF INCORPORATION
                                       of
                         DIVERSIFIED TECHNOLOGIES, INC.


         DIVERSIFIED TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the Wyoming Business Corporation Act, does hereby certify that:

         A. The name of the corporation is DIVERSIFIED TECHNOLOGIES, INC.

         B. As permitted by Section 17-16-602 of the Wyoming Business Corporation Act, Article FIFTH, Part I of the Articles of Incorporation of this Corporation, as amended to date, expressly vest authority in the Board of Directors to prescribe the series, number of each series, voting powers, designations, preferences, limitations, restrictions and relative rights of the Corporation's preferred shares, without shareholder approval.

         C. The Board of Directors of the Corporation has, by the unanimous written consent of its members taken on June 15, 1998, pursuant to Section 17-16-602 of the Wyoming Business Corporation Act, duly adopted a resolution setting forth an amendment to the Articles of Incorporation of the Corporation designating and establishing a series of preferred stock consisting of 2,100,000 preferred shares known as the "SERIES A, VOTING CONVERTIBLE PREFERRED STOCK".

         D. The Corporation submits this Certificate of Amendment to its Articles of Incorporation for the purpose of establishing and designating such series of preferred stock as required by Section 17-16-602 of the Wyoming Business Corporation Act.

         E. A copy of the "Resolution of the Board of Directors Establishing a Series of Shares of Preferred Stock of DIVERSIFIED TECHNOLOGIES, INC." dated as of June 15, 1998, setting forth the text of the amendment prescribing the series, number of each series, voting powers, designations, preferences, limitations, restrictions and relative rights of the Series A, Voting Convertible Preferred Stock, is attached hereto as EXHIBIT A and is incorporated by reference in this document as if fully set forth herein.

         F. No shares of the Series A, Voting Convertible Preferred Stock have been issued. No approval of the corporation's shareholders is necessary in regard to this amendment or its filing with the Wyoming Secretary of State.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment as of June 15, 1998.

                                      DIVERSIFIED TECHNOLOGIES, INC.



[Diversified Technologies, Inc.       By /s/ John D. Brasher, Jr.
Corporate Seal of Wyoming, 1995          --------------------------------------
appears on original]                     John D. Brasher Jr., Vice President
                                         [Received June 16, 1998 - Secretary of
X /s/ Elisabeth M. Crosse                State of Wyoming seal appears on
--------------------------------         original]
  Elisabeth M. Crosse, Secretary

                                   EXHIBIT A

                        RESOLUTION OF BOARD OF DIRECTORS
               ESTABLISHING A SERIES OF SHARES OF PREFERRED STOCK
                                       of
                         DIVERSIFIED TECHNOLOGIES, INC.


                  SERIES A, VOTING CONVERTIBLE PREFERRED STOCK
                  --------------------------------------------


         The undersigned, constituting the entire board of directors of DIVERSIFIED TECHNOLOGIES, INC., a Wyoming corporation ("Company"), hereby take the following actions by unanimous written consent in lieu of a meeting, as authorized by Sections 17-16-821 of the Wyoming Business Corporation Act:

         WHEREAS, the Board of Directors of the Company ("Board") desires to establish and designate a series of shares of Preferred Stock and to fix and determine the relative rights and preferences thereof; and

         RESOLVED, FIRST, that pursuant to 17-16-602 of the Wyoming Business Corporation Act, the Board hereby establishes and designates a series of Preferred Stock of the Company to consist of 2,100,000 shares, $.001 par value per share, and hereby affixes the voting powers, designation, rights, preferences, privileges and restrictions of the shares of such series, as follows:

         1.       Designation and Consideration.

                  The Board hereby designates 2,100,000 shares of its authorized but unissued shares of preferred stock, $.001 par value per share, as the "SERIES A, VOTING CONVERTIBLE PREFERRED STOCK". Shares of this series are herein referred to as the "Series A Preferred Stock." Each share of Series A Preferred Stock shall be issued for such consideration as the Board may determine (whether cash, property or other assets). Once duly issued for the consideration herein called for, shares of the Series A Preferred Stock shall be deemed fully paid and nonassessable.

         2.       Dividends.

                  The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends thereon; provided, that, if a dividend is declared on the common shares of the Company or on any series of preferred shares ranking equal or junior to the Series A Preferred Stock, then in such event the holders of the Series A Preferred Stock shall be entitled to receive a proportional share of such dividend, based upon the proportion of the number of shares of Series A Preferred Stock then outstanding to the total number of shares of common and preferred stock entitled to share in such dividend.

         3.       Redemption.

                  The shares of Series A Preferred Stock shall not be subject to redemption.

         4.       Conversion Right.

                  4.1 Conversion into Common Stock. Each share of Series A Preferred Stock may, subject to all terms and conditions of this Section 4 and subject to adjustment as provided below, at any time after issuance, be converted at the option of the holder thereof into fully paid, nonassessable common stock of the Company, no par value per share.

                  (a) Maximum Conversion Rate. Each share of Series A Preferred Stock may be converted into six (6) fully paid, nonassessable shares of common stock of the Company, subject to the following conversion conditions:

                  (1) one fourth (1/4th) of the shares of Series A Preferred Stock held may be converted when the two-port Voice Server owned by the Company's wholly owned subsidiary, ATC Group, Inc., a Maryland corporation, has successfully completed original beta testing by a customer, as evidenced by the customer's final written acceptance specifying all testing carried out and test results;

                  (2) one fourth (1/4th) of the shares of Series A Preferred Stock held may be converted when the four-port Voice Server owned by the Company's wholly owned subsidiary, ATC Group, Inc., a Maryland corporation, has successfully completed original beta testing by a customer, as evidenced by the customer's final written acceptance specifying all testing carried out and test results;

                           In addition to the customer's final written acceptance as called for in subparagraphs (i) and
                           (ii) preceding, it shall also be a conversion condition that the Company's full board of directors by unanimous vote determines that the customer's beta testing occurred as represented in the final written acceptance and that such testing was reasonably appropriate to evaluate fitness of the tested device for its intended use;

                  (3) one fourth (1/4th) of the shares of Series A Preferred Stock held may be converted when the Company and all subsidiaries have on a combined basis achieved an aggregate of Five Million Dollars (US$5,000,000.00) in booked sales, evidenced by firm purchase orders, firm distribution agreements, license agreements, royalty agreements or other written agreements committing contracting parties to purchase a minimum specified dollar amount of product (collectively, the "Sales Agreements"), subject to no condition, contingency or limitations other than product delivery and satisfying technical specifications made part of the Sales Agreements; and

                  (4) one fourth (1/4th) of the shares of Series A Preferred Stock held may be converted when the Company and all subsidiaries have on a combined basis achieved an aggregate of Ten Million Dollars (US$10,000,000.00) in booked sales, evidenced by Sales Agreements that are not subject to any condition, contingency or limitation other than product delivery and satisfying technical specifications made part of the Sales Agreements.

                           In addition to the booked sales required by subparagraphs (iii) and (iv) preceding, it shall also be a conversion condition that the Company's full board of directors by unanimous vote determines that all Sales Agreements which evidence the booked sales are valid, arm's length agreements and appropriate to the Company's operations.

                           The four conversion conditions of this Paragraph 4.1(a) need not be satisfied in any particular order, nor is the satisfaction of any conversion condition dependent upon the prior satisfaction of any other conversion condition.

                  (b) Automatic Conversion at Maximum Conversion Rate. Notwithstanding the provisions of Paragraph 4.1(a) preceding, if the Company has not realized US$1,000,000 in cash or other value from an offering of its securities prior to deduction of offering-related expenses and other non-operating expenses not to exceed US$100,000, (the "Qualifying Amount") within six (6) months following the date of original issuance of the Series A Preferred Stock ("Original Issue Date"), then each share of Series A Preferred Stock shall, automatically and without any requirement to satisfy any conversion conditions of this Section 4 and without need of any further action on the part of holders of Series A Preferred Stock except to surrender the Series A Preferred Stock certificates to the Company's Secretary for conversion, be converted into and thereafter represent six (6) shares of the common stock of the Company; provided, however, that if on the date which is six (6) months following the Original Issue Date, a total of at least $650,000 has then been realized by the Company in cash or other value from an offering of its securities prior to deductions, then the six-month period in which the Company must raise the Qualifying Amount shall be extended to eight (8) months following the Original Issue Date.

                  (c) When Conversion Rate Determinable by Board of Directors. For purposes of this Section 4, the term "Reorganization" includes any merger, consolidation, share exchange, or other business combination pursuant to which the Company is not the surviving corporation after the effective date of the Reorganization, and any sale or lease of all or substantially all of the assets of the Company, and the term "Reorganization Agreement" shall mean a plan or agreement with respect to a Reorganization. In the event the Company consummates a Reorganization, every share of Series A Preferred Stock issued and outstanding on the Reorganization's effective date shall on such date be converted into the number and kind of shares or other property that would be received by a person holding the number of common shares of the Company into which the shares of Series A Preferred Stock would be convertible on the effective date.

         Notwithstanding any other provisions of this Paragraph 4.1, if the conversion conditions set forth in subparagraphs 4.1 (a)(i) and (ii) have been satisfied by the Reorganization's effective date, then any requirement set forth herein to satisfy the conversion conditions set forth in subparagraphs 4.1
(a)(iii) and (iv) shall be waived and such two conditions shall be deemed to have been fully satisfied. If on the Reorganization's effective date the conversion conditions set forth in subparagraphs 4.1 (a)(i) and (ii) have not been satisfied, then the immediately following paragraph shall apply to the holders of the Series A Preferred Stock.

         In regard to any conversion conditions which at the time of execution of the Reorganization Agreement have not been satisfied, the Board of Directors shall, prior to such effective date, in good faith determine the extent to which such remaining conversion conditions have been partially satisfied. [For example, achieving $1,000,000 in booked sales would satisfy one-fifth of the subparagraph 4.1(a)(iii) conversion condition and one-tenth of subparagraph 4.1(a)(iv) conversion condition, respectively.] The Board of Directors shall then determine the number of shares of the Company's common stock into which the shares of Series A Preferred Stock may be converted, which shall be in proportion to the extent the remaining conversion conditions have then been partially satisfied. The determination of the Board of Directors in this matter shall be final and binding for all purposes.

                  (d) Automatic Conversion at Minimum Conversion Rate. On the fifth (5th) anniversary of the Original Issue Date of the Series A Preferred Stock, every share of Series A Preferred Stock which has not theretofore satisfied any of the foregoing conversion conditions in this Section 4 and been converted to common stock shall, automatically and without any requirement to satisfy any conversion conditions of this Section 4 and without need of any further action on the part of holders of Series A Preferred Stock except to surrender the Series A Preferred Stock certificates to the Company's Secretary for conversion, be converted into and thereafter represent one (1) share of the common stock of the Company.

                  (e) Other Matters Relating to Conversion. The common shares of the Company into which shares of Series A Preferred Stock are converted ("Conversion Shares") will not be registered under the Securities Act of 1933, as amended ("Act"), but shall be issued in reliance upon Section 4(2) of the Act or Rule 505 or 506 of Regulation D under the Act, or Regulation S under the Act, or other available exemption from registration under the Act. Conversion shall be deemed to occur on the date a certificate evidencing shares of Series A Preferred Stock being converted is presented to the Company or to the Company's transfer agent and registrar, properly endorsed and accompanied by the proper fee payable for issuance of the Conversion Shares. Each certificate evidencing Series A Preferred Shares or Conversion Shares shall be subject to such restrictions, conditions and limitations, and shall bear such restrictive legends, if any, as are required by applicable laws, rules and regulations.

                  4.2 Other Adjustments to Conversion Rates. The conversion rates set forth in paragraph 4.1 above will be subject to further adjustment if the Company is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Company receive any shares of stock or other securities, or in the event of any sale or other transfer of all or substantially all of the Company's assets, or in case of any reclassification of the Common Stock. Holders of shares of the Series A Preferred Stock shall be entitled, after the occurrence of any such event, to receive on conversion thereof the kind and amount of shares of stock or other securities, cash or other property receivable upon such event by a holder of the number of Common Shares into which the shares of Series A Preferred Stock might have been converted immediately prior to occurrence of the event. In the event of a split or combination, the number of Conversion Shares issuable shall be appropriately adjusted. For purposes of this paragraph, the term "shareholder" means a holder of Common Stock.

                  4.3 No Fractional Shares Issuable. No fractional share of Common Stock, or scrip or other instrument representing a fractional Common Share, shall be issued upon conversion of any share of Series A Preferred Stock. If any such conversion results in a fractional share of Common Stock being issuable, the Company issue a whole share if the fraction is one half (0.50) or more, and the converting holder shall forfeit the fraction if less than one half (0.50).

                  4.4 Common Stock Authorized and Reserved. The Board hereby specifically authorizes the issuance of and reserves for issuance an aggregate of 12,400,002 Common Shares upon conversion of the Series A Preferred Stock, giving effect to the conversion rates set forth in paragraph 4.1; provided, however, that if any adjustment to the conversion rates should require the issuance of a greater number of Common Shares, then the issuance of such greater number of Common Shares hereby is authorized and reserved.


         5.       Rights on Liquidation, Dissolution, or Winding Up.


                  5.1 Payment of Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of shares of Series A Preferred Stock shall be subordinate to all claims of the Company's creditors and to claims of the holders of every series of the Company's preferred stock ranking senior upon liquidation to the Series A Preferred Stock, but otherwise are entitled to receive a liquidation preference in the amount of $.001 per share, before any payment is made to any holder of common shares or any series of preferred shares ranking junior to the shares of Series A Preferred Stock. After the payment of such liquidation preference and any liquidation preferences payable to holders of any other series of preferred shares, the holders of the shares of Series A Preferred Stock shall share ratably with the holders of the Company's common stock and all series of preferred stock ranking on a parity with or junior to the Series A Preferred Stock in the Company's assets available for distribution to its shareholders.

                  5.2 Effective Reorganization. Neither the consolidation or merger of the Company with or into any other company nor the lease, exchange, sale or transfer of all or substantially all of the Company's assets shall be deemed to be a liquidation, dissolution or winding up of the Company's affairs, whether voluntary or otherwise, within the meaning of this Section 5.

         6.       Voting Rights.

                  The shares of Series A Preferred Stock shall have the right to vote in elections of directors and on other matters generally as to which shareholders of the Company may vote. Each share of Series A Preferred Stock shall be entitled to cast three (3) votes on every matter placed before shareholders for consideration. The shares of Series A Preferred Stock shall vote with the common shares and not as a separate class. Any matter which requires the approval of the holders of the Series A Preferred Stock shall require only the affirmative vote of a majority of the votes cast by the holders of such shares, voting as a separate class, at any lawful meeting of such holders which commences with a quorum; or if such shares vote by means of written consent in lieu of a meeting, the concurrence of only a majority of the holders of the Series A Preferred Stock shall be necessary.

         7.       Certain Corporate Actions.

                  The Company shall not amend its articles or certificate of incorporation without the prior approval of the holders of the Series A Preferred Stock, voting as a separate class, if such amendment would directly or indirectly effect any adverse change in any of the rights, preferences or privileges of, or limitations provided for herein for the benefit of, the holders of Series A Preferred Stock. Without limiting the generality of the foregoing, no such amendment may be effected without such approval if such amendment would:

                  (a) Reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the seniority of the liquidation preferences of the holders of Series A Preferred Stock relative to the rights upon liquidation, dissolution or winding up of the holders of any other class or series of the Company's shares; OR

                  (b) Cancel or modify the right of holders of Series A Preferred Stock to convert such shares to Common Shares of the Company, all as set forth herein.

         8.       Rank of Series A Preferred Stock.

                  The shares of the Series A Preferred Stock shall rank junior to all series of preferred stock of the Company hereafter created, unless such subsequently created series expressly ranks on a parity with or subordinate to the Series A Preferred Stock. The Company may issue other shares of another class or series of preferred stock after the date hereof which rank on a parity with or senior to the Series A Preferred Stock.

         9.       Status of Certain Shares.

                  Shares of Series A Preferred Stock which (i) have, been redeemed, converted, exchanged, purchased, retired or surrendered to the Company, or (ii) have been reacquired in any other manner, or (iii) have not been sold or issued and which by determination of the Board of Directors shall not be sold or issued as Series A Preferred Stock, shall have the status of authorized and unissued preferred shares and may be reissued by the Board of Directors as shares of any other series of preferred stock. In any such event, the Board of Directors may but shall not required to file an amendment to the Company's articles of incorporation with the Nevada Secretary of State to reflect any such fact.

         10.      Tax Matters.

                  The holders of Series A Preferred Stock shall be solely liable for and shall pay any and all taxes and other governmental charges, of every kind, that may be imposed in respect of the issue or delivery of Common Shares upon redemption or conversion of Series A Preferred Stock. The Company may withhold certain of such Common Shares in order to satisfy the Company's tax withholding obligations or take similar steps to ensure that such taxes and charges are duly paid. If the Company becomes liable for or pays any such taxes due to acts of a Series A Preferred Stock holder, it may, in order to recoup the amount of such tax or tax liability:

                  (i) withhold the amount of such tax or tax liability from any funds whatever in or coming into the Company's possession and belonging to such holder, including dividends declared on the Series A Preferred Stock and payable to such holder; and/or

                  (ii) cancel and reissue in the Company's name such number of shares of Series A Preferred Stock, based upon the original issue price per share, as will equal the amount of the tax paid or tax liability incurred.

         11.      No Limit Imposed on Corporate Powers.

                  Except to the extent expressly set forth herein, the issuance and existence of the Series A Preferred Stock shall not affect in any way the right or power of the Company or its shareholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures or other indebtedness, or the dissolution or liquidation of the Company, or any sale, exchange or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  IN WITNESS WHEREOF, the undersigned directors have duly approved the foregoing resolution effective as of June 15, 1998.





                                          /s/ John D. Brasher, Jr.
                                          ----------------------------------
                                          John D. Brasher Jr.



[Diversified Technologies, Inc.
Corporate Seal of Wyoming, 1995
appears on original]

                                ACKNOWLEDGEMENTS


STATE OF COLORADO      )
                       )       ss.
COUNTY OF DENVER       )

         I HEREBY CERTIFY that before me, the undersigned Notary Public, duly qualified and commissioned in and for the above jurisdiction, personally came and appeared John D. Brasher Jr., Vice President of DIVERSIFIED TECHNOLOGIES, INC., a Wyoming corporation, who acknowledged that he signed the foregoing document and that the statements therein contained are true and correct.

         SWORN TO AND SUBSCRIBED before me on June 15, 1998.

                                                        My Commission Expires
X /s/ Jennifer S. Myers        My Commission Expires:     October 22, 2001
  -------------------------                           -------------------------
     Notary Public


[Jennifer S. Myers, Notary
Public, State of Colorado seal
appears on original]




STATE OF COLORADO      )
                       )       ss.
COUNTY OF DENVER       )

         I HEREBY CERTIFY that before me, the undersigned Notary Public, duly qualified and commissioned in and for the above jurisdiction, personally came and appeared Elizabeth M. Crosse, Secretary of DIVERSIFIED TECHNOLOGIES, INC., a Wyoming corporation, who acknowledged that she signed the foregoing document and that the statements therein contained are true and correct.

         SWORN TO AND SUBSCRIBED before me on June 15, 1998.

                                                        My Commission Expires
X /s/ Jennifer S. Myers        My Commission Expires:     October 22, 2001
  -------------------------                           -------------------------
     Notary Public



[Jennifer S. Myers, Notary
Public, State of Colorado seal
appears on original]

                                ACKNOWLEDGEMENTS


STATE OF COLORADO      )
                       )       ss.
COUNTY OF DENVER       )

         I HEREBY CERTIFY that before me, the undersigned Notary Public, duly commissioned and qualified in and for the above jurisdiction, personally came and appeared Jerry Nelson, the President of DIVERSIFIED TECHNOLOGIES, INC., who after being duly sworn declared that he executed the foregoing Certificate of Amendment as his free act and deed and that the statements therein set forth are true and correct.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on June 1, 1998.

                                                        My Commission Expires
X /s/ Jennifer S. Myers        My Commission Expires:     October 22, 2001
  -------------------------                           -------------------------
     Notary Public



[Jennifer S. Myers, Notary
Public, State of Colorado seal
appears on original]



STATE OF COLORADO      )
                       )       ss.
COUNTY OF DENVER       )

         I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared Elizabeth M. Crosse, the Secretary of DIVERSIFIED TECHNOLOGIES, INC., who after being duly sworn declared that she executed the foregoing Certificate of Amendment as her free act and deed and that the statements therein set forth are true and correct.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on June 1, 1998.

                                                        My Commission Expires
X /s/ Jennifer S. Myers        My Commission Expires:     October 22, 2001
  -------------------------                           -------------------------
     Notary Public



[Jennifer S. Myers, Notary
Public, State of Colorado seal
appears on original]

95-303298 D               CERTIFICATE OF AMENDMENT                 FILED
                                     to                     JUL 8 98 3 3 5 7 3 0
                         ARTICLES OF INCORPORATION                WYOMING
                                     of                      SECRETARY OF STATE
                       DIVERSIFIED TECHNOLOGIES, INC.
                          (A Wyoming Corporation)


         DIVERSIFIED TECHNOLOGIES, INC., a corporation organized on September 12, 1995 and existing under and by virtue of the Wyoming Business Corporation Act, DOES HEREBY CERTIFY THAT:

         A.       The name of this corporation is DIVERSIFIED TECHNOLOGIES, INC.

         B. The Board of Directors of this corporation, by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth a proposed amendment of the Articles of Incorporation of the corporation, amending Article FIRST to change the name of the corporation to TEK DIGITEL CORPORATION, declaring such amendment to be advisable. The text of the amendment appears below within quotation marks:

         "FIRST. The name of this Corporation is TEK DIGITEL CORPORATION."

                     ---------------------------------------
                                END OF AMENDMENT
                     ---------------------------------------


         C. This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

         D. Pursuant to resolution of the Company's Board of Directors, the foregoing Certificate of Amendment was duly approved by affirmative vote of the holders of 909,000 shares of the Company's 1,000,000 shares of capital stock outstanding and entitled to vote on the proposed amendment, and therefore sufficient for approval, all in accordance with the Wyoming Business Corporation Act and the existing Articles of Incorporation and bylaws of the Company.

         E. This foregoing amendment was duly adopted on June 30,1998 in accordance with the provisions of Section 17-16-1003 of the Wyoming Business Corporation Act.

         IN WITNESS WHEREOF, this corporation has caused this Certificate of Amendment to be signed by its President, and attested by its Secretary, this 2nd day of July, 1998.

                                          DIVERSIFIED TECHNOLOGIES, INC.



                                          By /s/ John D. Brasher, Jr.
                                             -----------------------------------
                                             John D. Brasher Jr., Vice President


                                    RECEIVED
                                     WYOMING
                               SECRETARY OF STATE
                                98 JUL -8 AM10:05


X /s/ E. M. Crosse
  ----------------------------------
    Elisabeth M. Crosse, Secretary
(SEAL)

                           [Diversified Technologies,
                            Inc., Corporate Seal of
                               Wyoming appears on
                                   original]

                                ACKNOWLEDGEMENTS


STATE OF COLORADO      )
                       )       SS.
COUNTY OF DENVER       )

         I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared John
D. Brasher Jr., the Vice President of DIVERSIFIED TECHNOLOGIES, INC., who after being duly sworn declared that he executed the foregoing Certificate of Amendment as his free act and deed and that the statements therein set forth are true and correct.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on July 2, 1998.

                                                        My Commission Expires
X /s/ Jennifer S. Myers        My Commission Expires:     October 22, 2001
  -------------------------                           -------------------------
     Notary Public



[Jennifer S. Myers, Notary
Public, State of Colorado seal
appears on original]




STATE OF COLORADO      )
                       )       SS.
COUNTY OF DENVER       )

         I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared Elisabeth M. Crosse, the Secretary of DIVERSIFIED TECHNOLOGIES, INC., who after being duly sworn declared that she executed the foregoing Certificate of Amendment as her free act and deed and that the statements therein set forth are true and correct.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on July 2, 1998.


                                                        My Commission Expires
X /s/ Jennifer S. Myers        My Commission Expires:     October 22, 2001
  -------------------------                           -------------------------
     Notary Public



[Jennifer S. Myers, Notary
Public, State of Colorado seal
appears on original]

                                        2